Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Optibase Ltd. for the registration of 200,000 of its ordinary shares under its “2006 Israeli Incentive Compensation Plan”, of our report dated April 29, 2014, with respect to the consolidated financial statements of Optibase Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
September 2, 2014	A Member of Ernst & Young Global